UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) In connection with the settlement of consolidated stockholder derivative litigation in January 2005, Microtune, Inc. (“Microtune” or the “Company”) adopted certain corporate governance provisions, including, among others, its agreement to rotate its independent auditor. As a result, on March 11, 2008, the Board of Directors of the Company approved the recommendation of the Audit Committee of the Board to replace Ernst & Young LLP (“Ernst & Young”) as Microtune’s independent auditor in connection with the engagement of KPMG LLP (“KPMG”) discussed below. Ernst & Young completed its procedures regarding Microtune’s financial statements for the fiscal year ended December 31, 2007 and Microtune’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (in which such financial statements are included) (the “2007 Form 10-K”) on February 28, 2008, coincident with the filing of Microtune’s 2007 Form 10-K.

Ernst & Young’s reports on the Company’s financial statements for the fiscal years ended December 31, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for an explanatory paragraph relating to a change in the method of accounting in 2007 for uncertain tax positions. During the fiscal years ended December 31, 2006 and 2007, and through March 13, 2008 (i) there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in its reports on the Company’s financial statements for such years, and (ii) there have been no “reportable events” as such term is used in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of this Form 8-K to Ernst & Young prior to its filing with the Securities and Exchange Commission (the “SEC”) and has requested that Ernst & Young furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 17, 2008, is filed as Exhibit 16.1 to this Form 8-K.

(b) On March 13, 2008 the Audit Committee engaged KPMG to serve as Microtune’s independent auditor for the fiscal year ending December 31, 2008. This appointment followed a solicitation and review process conducted by Microtune pursuant to the Audit Committee’s determination to solicit competitive proposals for audit services from independent registered public accounting firms. During the fiscal years ended December 31, 2006 and 2007, and prior to its engagement, (i) KPMG had not been engaged as our principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary, and (ii) Microtune has not consulted with KPMG regarding (a) the application of accounting principles to any completed or proposed transaction, (b) the type of audit opinion that might be rendered on the Company’s financial statements for such periods, or (c) any other accounting, auditing or financial reporting matter described in Items 304(a)(2)(i) and (ii) of Regulation S-K. Microtune’s engagement letter with KPMG is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP, dated March 17, 2008 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

Date: March 17, 2008	By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP, dated March 17, 2008 to the Securities and Exchange Commission.